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                      SECURITIES EXCHANGE AND COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 5, 2000


                      Terayon Communication Systems, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


           000-24647                              77-0328533
      (Commission File No.)            (I.R.S. Employer Identification No.)


                             2952 Bunker Hill lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (408) 727-4400




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Item 5.  Other Events.

         On February 9, 2000, the Board of Directors of Terayon Communications Systems, Inc., (the "Company") approved a two-for-one stock split, subject to stockholder approval of an increase to the authorized number of shares of the Company's Common Stock from 45,000,000 to 200,000,000. The increase to the authorized shares of Common Stock was subsequently approved by the stockholders on April 11, 2000. The stock split was paid in the form of a stock dividend, approved by the Board of Directors on April 11, 2000 (the "Dividend") to all stockholders of record as of the close of business on April 25, 2000 (the "Record Date") with each stockholder receiving one additional share of the Company's common stock (the "Common Stock") for each share of Common Stock held on the Record Date. The dividend was distributed on May 5, 2000 and the Common Stock began trading on a split-adjusted basis on May 8, 2000.

         Registration statements on Form S-3 (the "Forms S-3") previously filed by the Company with the Securities and Exchange Commission ("SEC") were also affected by the two-for-one stock split, as holders of outstanding and unsold shares of Common Stock registered pursuant to one of the Company's Form S-3 received the Dividend on the Record Date. As of the Record Date, approximately 301,318 shares of Common Stock were outstanding and unsold under the Form S-3/A filed with the SEC on December 29, 1999 (the "December S-3") and approximately 522,738 shares of Common Stock were outstanding and unsold under the Form S-3/A filed with the SEC on February 11, 2000 (the "February S-3"). Accordingly, the number of shares of Common Stock registered for resale under the December S-3 is increased by approximately 301,318 shares and the number of shares of Common Stock registered for resale under the February S-3 is increased by approximately 522,738 shares.

         Additionally, the Dividend was paid to each share of Common Stock either reserved for issuance or issued and unexercised under the Company's 1995 Stock Option Plan, 1997 Equity Incentive Plan, the 1998 Non-Employee Directors' Plan, the 1999 Non-Officer Equity Incentive Plan and options granted outside the stock option plans and any predecessor plans (together, the "Option Plans"), such that the number of shares of Common Stock subject to outstanding options as of the Record Date, doubled and the per share exercise price for each outstanding option is one-half the stated per share exercise price.

         A portion of the shares of Common Stock reserved and granted out of the Option Plans are registered pursuant to Registration Statements of Form S-8 filed with the SEC on October 26, 1998 (the "October S-8") and December 29,
1999 (the "December S-8"). As of the Record Date, approximately 3,793,658 shares of Common Stock were reserved for issuance or issued and unexercised under the October S-8 filed and approximately 2,970,675 shares of Common Stock were reserved for issuance or issued and unexercised under the December S-8. Accordingly, the number of shares of Common Stock registered under the October S-8 is increased by approximately 3,793,658 shares and the number of shares of Common Stock under the December S-8 is increased by approximately 2,970,675 shares.
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           TERAYON COMMUNICATIONS SYSTEMS,INC.



Dated:  June 2, 2000                       By:     /s/ Ray M. Fritz
                                               _______________________________
                                                  Ray M. Fritz
                                                  Chief Financial Officer